UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2014 (March 31, 2014)

HCA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11239	27-3865930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 344-9551

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of HCA Holdings, Inc. (the “Company”) adopted the 2014 Senior Officer Performance Excellence Program (the “Senior Officer PEP”). Under the Senior Officer PEP, the executive officers of the Company shall be eligible to earn performance awards based upon the achievement of certain specified performance targets. The Senior Officer PEP award opportunities for the Company’s named executive officers, Chief Financial Officer and Group Presidents are weighted (i) 85% (and up to 90% for certain other participants) for the achievement of certain EBITDA (as defined in the Senior Officer PEP) targets and (ii) 15% (and down to 10% for certain other participants) for the achievement of certain targets associated with certain quality of care metrics. The EBITDA weighted portion of the American Group and National Group Senior Officer PEP awards is based 50% on Company EBITDA and 50% on EBITDA for their respective Group. The quality weighted portion of the Senior Officer PEP is based one-third on each of the following three quality of care metrics: Hospital Acquired Conditions, Core Measures and Patient Experience (each as defined in the Senior Officer PEP).

Target Senior Officer PEP award opportunities for 2014 for the Company’s named executive officers and Chief Financial Officer are as follows:

•	75% of base salary for Richard M. Bracken, our Chairman;

•	140% of base salary for R. Milton Johnson, our President and CEO;

•	90% of base salary for Samuel N. Hazen, our President — Operations;

•	75% of base salary for William B. Rutherford, our Executive Vice President and Chief Financial Officer;

•	75% of base salary for Jon M. Foster, our President — American Group; and

•	75% of base salary for Jonathan B. Perlin, M.D., our President — Clinical Services Group and Chief Medical Officer.

With respect to the EBITDA weighted portion of the Senior Officer PEP, participants will receive 100% of the EBITDA weighted portion of the target award for target performance, 25% of the EBITDA weighted portion of the target award for a minimum acceptable (threshold) level of performance, and a maximum of 200% of the EBITDA weighted portion of the target award for maximum performance. With respect to the quality weighted portion of the Senior Officer PEP, participants will receive 100% of the quality weighted portion of the target award applicable to each quality of care metric for performance at or above the target level of performance for such metric and 0% of the quality weighted portion of the target award applicable to each quality of care metric for performance at or below the minimum (threshold) level of performance for such metric; provided, that, (i) in the event the Company exceeds the target level of EBITDA adopted by the Committee with respect to the EBITDA weighted portion of the Senior Officer PEP, the quality weighted portion of the target award will be multiplied by the EBITDA payout percentage and (ii) in the event the Company’s actual EBITDA is less than 90% of such target level of EBITDA, there will be no payment with respect to the quality weighted portion of the Senior Officer PEP.

No payments will be made for performance below specified threshold amounts. Payouts between threshold and target (with respect to the quality weighted portion) or maximum (with respect to the EBITDA weighted portion) will be calculated by the Committee in its sole discretion using straight-line interpolation. The Committee may make adjustments to the terms and conditions of, and the criteria included in, awards under the Senior Officer PEP in recognition of unusual or nonrecurring events affecting a participant or the Company, or the financial statements of the Company, or in certain other instances specified in the Senior Officer PEP. In addition, in the event the applicable governmental agency adjusts any of the definitions of the quality of care metrics during the performance period, appropriate adjustments shall be made to the targets, or results, or both, to properly account for such changes, in the Committee’s sole discretion.

Awards pursuant to the Senior Officer PEP that are attributable to the performance goals being met at “target” level or below will be paid solely in cash, and, in the event performance goals are achieved above the “target” level, the amount of an award attributable to performance results in excess of “target” levels shall be payable 50% in cash and 50% in restricted stock units (which vest 50% on the two year anniversary of the grant date and 50% on the three year anniversary of the grant date).

In addition, awards pursuant to the Senior Officer PEP are subject to recovery or adjustment by the Company in certain circumstances in which the operating results on which the payment was based were restated or otherwise adjusted or in the event a participant’s conduct is not in good faith and materially disrupts, damages, impairs or interferes with the business of the Company and its affiliates.

The foregoing description of the Senior Officer PEP does not purport to be complete and is qualified in its entirety by reference to the Senior Officer PEP and Form of 2014 PEP Restricted Share Unit Agreement (Officers), copies of which are attached to this report as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1	HCA Holdings, Inc. 2014 Senior Officer Performance Excellence Program

Exhibit 10.2	Form of 2014 PEP Restricted Share Unit Agreement (Officers)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HOLDINGS, INC. (Registrant)

By:	/s/ John M. Franck II
John M. Franck II
Vice President – Legal and Corporate Secretary

Date: April 3, 2014

EXHIBIT INDEX

Exhibit 10.1	HCA Holdings, Inc. 2014 Senior Officer Performance Excellence Program

Exhibit 10.2	Form of 2014 PEP Restricted Share Unit Agreement (Officers)